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                                                                   EXHIBIT 10.39

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This amendment to Employment Agreement (the "Amendment") is effective as of January 1, 2000, by and between MEDCATH INCORPORATED, a North Carolina corporation (the "Company") and Stephen R. Puckett ("Executive").

                                    RECITALS

         In order to induce the Executive to serve as Chairman of the Company, the Company desires to provide Executive with compensation and other benefits consistent with those duties.

         Executive is willing to accept such employment and perform services for the Company, on the terms and conditions specified herein.

         To accomplish these changes, the parties enter into this Amendment to the Employment Agreement dated July 31, 1998 by and between MedCath, Incorporated and the Executive (the "Employment Agreement"), with the intention that those provisions not amended herein remain unchanged and in full force and effect.

         It is therefore hereby agreed by and between the parties that the corresponding numbered sections of the Employment Agreement are hereby amended as of the Effective Date (as defined below) and the remaining sections continue in full force and effect:

         1. Employment. Section 1.1, 1.2, and 1.3 shall be amended to read in their entirety as follows:

         1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as an officer of the Company with the title of Chairman. In his capacity as the Chairman of the Company, Executive shall report to the board of directors of the Company (the "Board") and shall have the customary powers, responsibilities


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and authorities of a Chairman for corporations of the size and character of the
Company, as it exists from time to time, and as are assigned by the Board.

         1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts continued employment with the Company commencing on the first day of the term hereof, and agrees to devote no less than fifty business days per year to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers, commensurate with his position, as the Board shall from time to time delegate to him on such terms and conditions and subject to such restrictions as the Board may reasonably from time to time impose. As long as requested to do so by the Board, Executive also agrees to serve as a member of the Board, serving as its Chairman.

         1.3 Nothing in this Agreement shall preclude Executive from engaging in any other business activity, so long as, in the reasonable determination of the Board, such activities do not conflict with his duties and responsibilities hereunder and do not otherwise violate any noncompetition covenants set forth in any agreement to which Executive is a party as of the date hereof.

         2. Title. Notwithstanding anything herein to the contrary, Executive's sole title as an officer of the Company shall as of the date of this Amendment be changed to that of Chairman.

         3. Term of Employment. Section 2 shall be amended to read in its entirety as follows:

         Executive's term of employment under this Agreement, as amended, shall commence on the first to occur of (the "Effective Date") (a) the first day of the month following the commencement of service of a new Chief Operating Officer of the Company or (b) the first day of the following month in which the Board of Directors gives notice to Executive of its decision


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to declare an earlier commencement date hereunder and, subject to the terms hereof, shall continue for a period of four (4) years unless Executive's employment is terminated earlier pursuant to this Agreement; provided, however, unless terminated earlier as a result of Executive's termination of employment, this Agreement shall automatically renew for one additional year following the Termination Date unless, at least 90 days prior to the Termination Date, Executive provides written notice to the Company of his intention not to continue his employment with the Company for such additional year; provided, further, that any other termination of employment by Executive (other than for death, Permanent Disability or Good Reason) may only be made upon 90 days prior written notice to the Company and any termination of employment by Executive for Good Reason may only be made upon 30 days prior written notice to the Company.

         3. Compensation. The first sentence of Section 3.1 shall be amended to read as follows:

         3.1 Salary. The Company shall pay Executive a base salary ("Base Salary") at the rate of $100,000 per annum and $3,000 per day for each day Executive shall devote to the business of the Company in excess of 50 days, in any year during the term hereof.

         The remaining provisions of Section 3.1 shall survive.

         4.       Compensation Plans and Programs and Employee Benefits. Section
3.4 and Section 4 are amended to take into consideration that the Executive shall continue to participate in the Company's health and disability insurance plans as long as there are no restrictions therein which would prohibit such participation due to Executive's part-time employment and the Executive shall also continue to participate in the Company's other compensation and employee benefit programs, plans and practices subject to any provisions thereof relating to, or restricting participation therein, due to Executive's part-time employment.


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         5.       Amendment to Section 6.1. Section 6.1(a) of the Employment
Agreement is hereby amended in order to delete from the second sentence thereof the phrase "or if Executive terminates his employment for Good Reason (as defined in Section 6.1(d) hereof)."

         The specific sections of the Employment Agreement referred to above are hereby amended effective the first day of the term hereof pursuant to section 11 of the Employment Agreement. The remaining provisions of the Employment Agreement shall remain in full force and effect, unchanged hereby.

         This amendment to Employment Agreement may be executed in two or more counterparts, each of which will be deemed an original.

                                       MEDCATH INCORPORATED



                                       By: /s/ David Crane
                                          -------------------------------------
                                          David Crane, President

Read and consented to, effective as of the 1st
day of January, 2000, by:



     /s/ Stephen R. Puckett
------------------------------------
STEPHEN R. PUCKETT


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